EXHIBIT 3(i).4

                                                    State of Delaware
                                                    Secretary of State
                                                    Division of Corporations
                                                    Delivered 3:18 PM 12/22/2005
                                                    Filed 02:57 PM 12/22/2005
                                                    SRV 051054088 - 3648702 FILE


                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT,
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 W3 GROUP, INC.

         FIRST: That the Board of Directors of W3 Group, Inc. (the "Corporation") by Unanimous Written Consent dated as of August 17, 2005, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED,   that   accordingly,   by  amendment  to  the  Corporation's
         Certificate of Incorporation, Article "FlRST" shall be deleted and the following shall be inserted in its place and stead:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is: AFTERSOFT GROUP, INC.

         SECOND: That pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendment set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of this 1st day of August, 2005

                                            By:      /S/ ROBERT GORDON
                                                --------------------------------
                                                     Robert Gordon, President